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                                                                      Exhibit 21


                                  SUBSIDIARIES


                                                               Jurisdiction of
                             Name                               Incorporation
        --------------------------------------------           ---------------

        Dirt Devil, Inc. (1)                                   Ohio

        Royal Appliance Receivables, Inc. (1)                  Ohio

        Royal Appliance FSC, Inc. (1)                          U.S.V.I.

        Royal Appliance International Co. (1)                  Delaware

        Royal Vacuum Cleaner Co. (1)                           Ohio

        Royal Appliance Luxembourg S.A.H. (2)                  Luxembourg

        DD Interactive, Inc. (1)                               Ohio

        Privacy Technologies, Inc. (1)                         Ohio


        Product Launch Partners, Inc. (1)                      Ohio

        Medisana, Inc. (1)                                     Ohio


(1)  Company is a wholly-owned subsidiary of the Registrant.
(2)  Company is a wholly-owned subsidiary of the Royal Appliance International
     Co.








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